Exibit 99.1
USCB FINANCIAL HOLDINGS INVESTOR PRESENTATION

THIRD QUARTER 2025 NASDAQ: USCB

FORWARD-LOOKING STATEMENTS This presentation

may contain statements that are not historical in nature and are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 21E of the

Securities Exchange Act of 1934, as amended. Forward-looking statements are those that are not historical facts. The words “may,” “will,”

“anticipate,” “could,” “ should,” “would,” “believe,” “contemplate,”

“expect,” “aim,” “plan,” “estimate,” “continue,” “seek,” and

“intend,” the negative of these terms, as well as other similar words and expressions of the future, are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements related to our projected growth, anticipated future

financial performance, and management’s long-term performance goals, as well as statements relating to the anticipated effects on our results of operations and financial condition from expected or potential developments or events, or business and growth strategies, including anticipated internal growth and potential balance sheet

restructuring. All numbers included in this presentation are unaudited unless otherwise noted. These forward-looking statements involve significant risks and uncertainties that could cause our actual results to differ materially from those anticipated in such statements.

Potential risks and uncertainties include, but are not limited to: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; our

ability to successfully manage interest rate risk, credit risk, liquidity risk, and other risks inherent to our industry; the accuracy of our financial statement estimates and assumptions, including the estimates used for our allowance for credit losses and deferred tax asset valuation allowance; the efficiency and effectiveness of our internal
control procedures and processes; our ability to comply with the extensive laws and regulations to which we are subject, including the laws for each jurisdiction where we operate; adverse changes

or conditions in the capital and financial markets, including actual or potential stresses in the banking industry; deposit attrition and the level of our uninsured deposits; legislative or regulatory changes and changes,

including the enactment of the One Big Beautiful Bill, in accounting principles, policies, practices or guidelines, including the on-going effects of the implementation of the Current Expected Credit Losses (“CECL”)

standard; the lack of a significantly diversified loan portfolio and our concentration in the South Florida market, including the risks of geographic, depositor, and industry concentrations, including our concentration in loans secured by real estate, in particular,

commercial real estate; the effects of climate change; the concentration of ownership of our common stock; fluctuations in the price of our common stock; our ability to fund or access the capital markets at attractive rates and terms and manage our growth, both organic growth as well as growth through other means, such as future acquisitions; inflation, interest rate, unemployment rate, and market and monetary fluctuations; the effects of potential new or increased tariffs, retaliatory tariffs and trade restrictions; the impact of international hostilities and geopolitical events; increased competition and its effect on the pricing of our products and services as well as our net interest rate spread and net interest margin; the loss of key employees; the effectiveness of our risk management strategies,

including operational risks, including, but not limited to, client,

employee, or third-party fraud and security breaches; and other risks described in this presentation and other filings we make with the

Securities and Exchange Commission (“SEC”). All
forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. Therefore, you are cautioned

not to place undue reliance on any forward-looking statements. Further,

forward-looking statements included in this presentation are made only as of the date hereof, and we undertake no obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date on which the statements are made or to reflect the occurrence of unanticipated events, unless required to do so under the federal securities laws. You should

also review the risk factors described in the reports USCB Financial

Holdings, Inc. has filed or will file with the SEC. Non-GAAP

Financial Measures This presentation includes financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). This financial information includes certain operating performance measures. Management

has included these non-GAAP financial measures because it believes these measures may provide useful supplemental information for evaluating the Company’s expectations and underlying performance

trends. Further, management uses these measures in managing and evaluating the Company’s business and intends to refer to them in discussions about our operations and performance. Operating performance

measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance

with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures can be found in the Non-GAAP financial measures reconciliation tables included in this presentation. 2

TABLE OF CONTENTS 1 who we are 2 growth strategy 3 financial review 4 appendix 3

WE ARE A RELATIONSHIP-FIRST BANK Company Overview

Founded in 2002, U.S. Century Bank is a state-chartered bank headquartered in South Florida. 8th largest Florida headquartered bank by deposits in Miami Dade County as of June 30, 2025.(1) Its holding company formed in December 2021, USCB Financial Holdings,

Inc. (NASDAQ: USCB) is included in the Russell 3000 Index.

The Bank conducted its initial public offering in July 2021,

raising $40.0 million in equity capital. Full-service commercial bank offering products and services tailored to meet the needs of small-to-medium sized businesses, entrepreneurs and professionals in South Florida (Miami-Dade, Broward, and Palm Beach

counties) SBA preferred lender, ranked as a top SBA 7(a)

community bank lender in Miami-Dade and Broward. (2) 5-star Bauer

Financial rating. ASSETS $2.8B LOANS(3) $2.1B DEPOSITS

$2.5B EQUITY $209M NPA/ASSETS 0.05% TOTAL

RBC(4) 14.20% ROAA(5) 1.27% EPS(6) $0.45 For the Company as

of September 30, 2025. Commercial Banking Focused on servicing small/medium-sized businesses within branch footprint Offer

relationship-focused retail deposit products to owners and operators of SMBs Ability for customers to access accounts through online and mobile banking platforms Credit products include Asset-Based Loans,

Lines of Credit and Term Loans Provide Treasury

Management services to clients Relationship-driven with flexible solutions tailored to each client’s need South Florida 10 Branches

(1) FDIC Deposit Market Share Report as of 6/30/25. (2) Per

SBA loan approval by state and lender report as of October 2025. (3) Loan amounts include deferred fees/costs. (4) Company’s regulatory capital ratio which is provided for informational purposes; the Company,

as a small bank holding company, is not subject to regulatory capital requirements. (5) Based on third
quarter 2025. Annualized. (6) Fully Diluted EPS for the quarter ended September 30, 2025. 4

LOCATED IN A VIBRANT ECONOMY Florida is one of

the largest business markets in the country According to the U.S.

Small Business Administration’s October 2024 report, Florida ranks second among states with the largest SBA loan production (6,559 loans) and third in SBA lending amount ($3.5 billion). Enterprise

Florida reported Florida had the lowest unemployment rate amongst the top ten largest states as of November 2024; Florida continues to maintain one of the lowest unemployment rates compared to the natio nal rate. According to CNBC, Florida ranked #5 in 2024 for business,

published July 2024. The tri-county area of Miami-Dade, Broward and Palm Beach is the premier market within the state of Florida

According to the U.S. Small Business Administration’s, Miami

-Dade MSA accounts for more than 1/3 of small businesses in

the state of Florida as of December 2024. A diverse and vibrant economy Miami-Dade MSA has a rapidly growing population. The

Miami-Dade MSA represents over 6 million residents and will reach close to 7 million by 2025. Business-friendly tax structures, no personal income tax and a reasonable cost of living attract businesses to Florida.

September 2024, 22 Fortune 500 companies are in Florida, with

11 in the Miami-Dade MSA. Sources: U.S. Small Business

Administration’s Office of Advocacy for 2024, Enterprise

Florida, U.S. Bureau of Labor Statistics, Fortune Magazine,

CNBC, Miami-Dade Beacon Council. 5

ATTRACTIVE DEMOGRAPHICS Florida remains the state

with the highest population growth, adding nearly 1 million residents between 2022 and 2024(1) 6th place GDP growth in the U.S.,

160 bps above national average in 1st quarter of 2024 (2) Unemployment rate was 3.4% compared to the national rate of 4.1% as of December

2024 (3) The labor force was up 3% percent (+40,298) over the year in May 2024 (4) 10% projected increase of Florida per Capita Personal

Income from 2023 to 2025 (5) Palm Beach County 2.9% unempl

oyment rate, below national average (6) Broward County 2.8%

unemployment rate, below national average (6) Miami-Dade County

2.2% unemployment rate, below national average (6) In Miami-Dade

County, international trade was up 29.2% in the first half 2024;

trade value totaled $55 billion. (7) United States Census Bureau

(1) U.S. Bureau of Economic Analysis Q1 2024 (2) U.S. Bureau

of Labor Statistics January 2025 (3) FloridaCommerce June Press

Release 2024 (4) Office of Economic and Demographic Research

Florida (5) U.S. Bureau of Labor Statistics Miami, FL, Area Economic

Summary as of May 2024 (6) Regulatory & Economic Resources

Department. Data compares 1st half 2024 vs. 1st half 2020. 6

SEASONED MANAGEMENT Luis de la Aguilera Chairman,

President & CEO Previously President & CEO of TotalBank 41+

years in banking

Rob Anderson Chief Financial Officer Previously CFO of Capstar

Financial Holdings 19+ years in banking Bill Turner Chief Credit Officer

Previously CCO of Interamerican Bank 36+ years in banking Oscar

Gomez Head of Global Banking Division Previously at Regions Bank

31+ years in banking Maricarmen Logroño Chief Risk Officer

Previously at Doral Bank 21+ years in banking Nicholas Bustle

Chief Lending Officer Previously at Valley Bank 36+ years

in banking Andres Collazo Director of Operations & IT Systems Previously

at TotalBank 34+ years in banking Martha Guerra-Kattou

Director of Sales & Marketing Previously at TotalBank 31+

years in banking Seasoned Management Team with Local

Banking Experience 7

ACCOMPLISHED BOARD OF DIRECTORS



Luis de la Aguilera
Chairman, President & CEO
Previously President & CEO of TotalBank
Director since 2016



Aida Levitan
Board Member
President the Levitan Group
Director since 2013



Kirk Wycoff
Board Member
Managing Partner, Patriot Financial Partners, L.P.
Director since 2015



Howard Feinglass
Board Member
Managing Partner, Priam Capital
Director since 2015



Ramón Abadin
Board Member
Partner, Ramon A. Abadin P.A.
Director since 2017



Bernardo Fernandez, Jr.
Board Member
CEO, Baptist Health Medical Group
Director since 2017



Ramon A. Rodriguez, CPA
Board Member
Chairman and Chief Executive Officer
Cable Insurance
Director since 2022



Robert Kafafian
Board Member
Founder, Chairman & Chief Executive Officer
The Kafafian Group, Inc.
Director since 2022



Maria C. Alonso
Board Member
CEO and Regional Dean of Northeastern University, Miami Campus
Director since 2022

Highly Accomplished and Aligned Board with Complementary Track Records

8

OUR STRATEGY Organic Loan Growth: Take advantage

of platform that we have developed post 2015 recapitalization, capitalize on fragmented Miami-Dade MSA community banking market, and

continue to build market share Capitalize on inherent advantages over smaller community banks which lack our product expertise and breadth of service Due to significant consolidation, there exists a base of potential clients that desire to partner with a bank that is locally headquartered Team Lift-outs: Continue to bring

in top tier talent to U.S. Century Bank, with teams attracted to culture, public currency and local decision making Overall growth success will depend upon our ability to attract, retain, develop, incentivize,

and reward the human capital necessary to execute growth strategy

Attractive stock-based incentive compensation to attract top tier talent Asset purchases Portfolio loan purchases; opportunistic to complement organic growth initiatives Net capital can serve as dry powder to facilitate meaningfully sized portfolio acquisitions

Proactively evaluating portfolio opportunities that are consistent with

USCB’s credit philosophy Strategic Acquisitions: Become

an active acquirer for Florida banks looking to find a partner Focused on strategic, financially attractive acquisitions which support USCB’s organic growth strategy without compromising the risk profile

Numerous potential partners in Miami-Dade MSA that may seek

liquidity USCB is positioned to offer stock consideration 9

BUSINESS VERTICALS Differentiated Banking Product Offerings

and Services Private Client Group (1) $296MM Deposits Deposit aggregating focus/strategy. Tailored products & services for professionals,

professional firms, business owners, and affluent individuals and their families. PCG also provides concierge-level banking service for the legal and healthcare sectors delivering financial solutions designed specifically for these professionals. Yacht Lending

$204MM Loans Yacht financing for larger vessels, transaction range is $750k -$7.5MM. Brokered oriented business, 3 vendor approved brokers. Member of the National Marine Lenders Association.

Launched this new vertical in 2022. Association Banking

$127MM Depostis / $111MM Loans Deposit aggregating focus/strategy

Banking for Homeowner Associations and Property Managers.

Offer deposit collection services and esoteric lending solutions ranging from insurance premium and large capital improvement

s

financing. Significant lending capacity to target large credits.

SBA/Small Business Lending $52MM Loans/$804K Gain of

sale of Loans Relationship-oriented business focused on delivering fast loan commitments to small and medium-sized enterprises.

Predominately small business line of credits and CD secured loans. Affordable

SBA loan provider. Approved by the SBA to participate in

the Preferred Lenders Program. Specialty banking products, services and solutions designed for small businesses, homeowner associations,

law firms, medical practices and other professional services firms,

yacht lending and global banking services Corresponding Banking

$249MM Deposits / $105MM Loans Comprehensive range

of both domestic and international services with the latest in technology to ensure quick processing. Focus on Caribbean and Latin American countries. Correspondent banking services include letters of credit,

foreign
collections, wire transfers, ForEx and trade finance. Balances as of September

30, 2025. Gain on sale of loans reflects year-to-date amount for 2025.

(1) Effective this quarter, the Private Client Group vertical now includes balances for the entire business unit, encompassing not only some Jurist Advantage and MD Advantage (Health

Industry) sectors, but also other professional and affluent client segments. Accordingly, balances presented for PCG reflect

the full scope of the business unit, rather than select sectors as previously reported. When evaluating period-over-period trends, consider this expanded scope. 10

DEPOSIT AGGREGATING VERTICALS Deposits Trend

(EOP) In millions $88 $229 $312 $352 $446 $492 $626 $672

$48 $129 $138 $154 $177 $200 $265 $249 $10 $38 $77 $65 $97

$12 $125 $127 $30 $62 $97 $130 $172 $180 $236 $296 2018 2019

2020 2021 2022 2023 2024 Q3 2025 PCG HOA Corresponding

Banking Commentary As of September 30, 2025, deposits totaling

$672 million were associated with the verticals. Growth by vertical from 2018 to 2025: PCG: $266 million. HOA: $117 million.

Correspondent Banking: $201 million. (1) Effective this quarter,

the Private Client Group vertical now includes balances for the entire business unit, encompassing

not only some Jurist Advantage and MD Advantage (Health

Industry) sectors, but also other professional and affluent client segments. Accordingly, balances presented for PCG reflect the full scope of the business unit, rather than select sectors as previously reported. When evaluating period-over-period trends, consider this expanded scope. 11

Q3 2025 HIGHLIGHTS GROWTH Average deposits increased

by $379.5 million or 18.3% compared to the third quarter 2024. Average loans increased $220.8 million or 11.8% compared to the third quarter

2024. Liquidity sources as of September 30, 2025, aggregated

$859 million in on-balance sheet and off-balance sheet sources.

Tangible book value per common share (a non-GAAP measure)

(1) at September 30, 2025, increased $0.65 or 5.9% to $11.55, compared to $10.90 at September 30, 2024. TBV per share for September 30,

2025, included an AOCI impact of ($2.09) and at September 30, 2024

($1.94). PROFITABILITY Net income was $8.9 million

or $0.45 per diluted share, an increase of $2.0 million or 28.6% compared to the third quarter 2024. Net interest income before provision increased $3.2 million or 17.5% to $21.3 million for the quarter compared to the third quarter 2024. ROAA was 1.27% for the third quarter

2025 compared to 1.11% for the third quarter 2024. ROAE was 15.74%

for the third quarter 2025 compared to 13.38% for the third

quarter 2024. Efficiency ratio improved to 52.28% during the third quarter 2025 compared to 53.16% for the third quarter 2024.

CAPITAL/CREDIT In August 2025, the Company issued an

aggregate of $40.0 million in subordinated notes and the majority of proceeds were used to repurchase 2.0 million shares of the

Company’s Class A common stock or approximately 10% of

shares outstanding. The Company’s Board of Directors declared a $0.10 per share of the Company’s Class A common stock dividend on October 20, 2025. The dividend will be paid on December

5, 2025, to shareholders of record at the close of business on November

14, 2025. Total stockholders' equity decreased by $4.8 million or 2.3% to $209.1 million compared to September 30, 2024, due to the stock repurchase transactions conducted in September 2025. (1)

Non-
GAAP financial measure. See reconciliation in this presentation. The increases in the per share effect of the accumulated other comprehensive loss reflected the reduction in the number of shares of Class A common stock outstanding as a result of the share repurchases conducted in September 2025. 12

HISTORICAL FINANCIALS EOP for Balance Sheet amounts In millions

$735 $2,131 2016 2017 2018 2019 2020 2021 2022 2023 2024

Q3 2025 Deposits In millions $782 $2,456 2016 2017 2018 2019 2020

2021 2022 2023 2024 Q3 2025 Total Stockholders’ Equity In

millions $86 $209 2016 2017 2018 2019 2020 2021 2022 2023 2024

Q3 2025 ACL/Total Loans 1.17% 1.17% 2016 2017 2018

2019 2020 2021 2022 2023 2024 Q3 2025 Net charge-offs (recoveries)

In thousands ($1,019) $700 2016 2017 2018 2019 2020 2021 2022 2023 2024 Q3

2025 Nonperforming Assets/ Total Assets 1.58% 0.05% 2016 2017

2018 2019 2020 2021 2022 2023 2024 Q3 2025 Net Interest Income

In millions $30 $70 2016 2017 2018 2019 2020 2021 2022 2023

2024 Q3 2025 Efficiency Ratio 94.15% 52.28% 2016 2017 2018

2019 2020 2021 2022

2023

2024 Q3 2025 PTPP ROAA 0.24% 1.69% 2016 2017 2018 2019

2020 2021 2022 2023 2024 Q3 2025 (1) Loan amounts include

deferred fees/costs. (2) ACL was calculated under the CECL standard methodology for all periods beginning January 1, 2023, and the incurred loss methodology for all periods before. (3) Non-GAAP financial measure. See reconciliation in this presentation. 13

FINANCIAL RESULTS In thousands (except per share

data) Q3 2025 Q2 2025 Q3 2024 Balance Sheet (EOP) Total

Securities $480,544 $444,122 $426,528 Total Loans (1) $2,130,966

$2,113,318 $1,931,362 Total Assets $2,767,945 $2,719,474

$2,503,954 Total Deposits $2,455,614 $2,335,661 $2,126,617

Total Equity (2) $209,095 $231,583 $213,916 Income Statement

Net Interest Income $21,274 $21,034 $18,109 Non-Interest Income

$3,684 $3,370 $3,438 Total Revenue (3) $24,958 $24,404

$21,547 Provision for Credit Losses $105 $1,031 $931 Non-Interes

t

Expense $13,048 $12,634 $11,454 Net Income $8,939 $8,140

$6,949 Diluted Earning Per Share (EPS) $0.45 $0.40 $0.35 Weighted

Average Diluted Shares 19,755,820 20,295,794 19,825,211

(1) Loan amounts include deferred fees/costs. (2) Total Equity includes accumulated other comprehensive loss of $37.8 million for

Q3 2025, $41.8 million for Q2 2025, and $38.0 million for Q3 2024.

(3) Equals net interest income plus non-interest income. 14

KEY PERFORMANCE INDICATORS In thousands (except

per share data) Q3 2025 Q2 2025 Q3 2024 GROWTH Total Assets

(EOP) $2,767,945 $2,719,474 $2,503,954 Total Loans (EOP)

(1) $2,130,966 $2,113,318 $1,931,362 Total Deposits (EOP)

$2,455,614 $2,335,661 $2,126,617 Tangible Book Value/Sh

are (2)(3) $11.55 $11.53 $10.90 PROFITABILITY Return

On Average Assets (ROAA) (4) 1.27% 1.22% 1.11%

Return On Average Equity (ROAE) (4) 15.74% 14.29% 13.38%

Net Interest Margin (4) 3.14% 3.28% 3.03% Efficiency

Ratio 52.28% 51.77% 53.16% Non-Interest Expense/Avg.

Assets (4) 1.85% 1.89% 1.83% CAPITAL/CREDIT

Tangible Common Equity/Tangible Assets (2) 7.55% 8.52%

8.54% Total Risk-Based Capital (5) 14.20% 13.73% 13.22%

NCO/Avg Loans (4) 0.00% 0.14% 0.00% NPA/Assets

0.05% 0.05% 0.11% Allowance for Credit Losses/Loans 1.17%

1.18% 1.19% (1) Loan amounts include deferred fees/costs.

(2) Non-GAAP financial measures. See reconciliation in this

presentation. (3) AOCI effect on tangible book value per share was ($2.09) for Q3 2025, ($2.08) for Q2 2025 and ($1.94) for Q3

2024. (4) Annualized. (5) Reflects the Company's regulatory capital ratios which are provided for informational purposes only; as a small bank holding company, the Company is not subject

to regulatory capital requirements. 15

DEPOSIT PORTFOLIO Deposits AVG In millions $2,078

$2,139 $2,215 $2,291 $2,457 $326 $341 $400 $452 $520 $1,085

$1,156 $1,199 $1,212 $1,320 $58 $51 $53 $47 $47 $609 $591 $563

$580 $570 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025

Non-interest-bearing demand deposits Interest-bearing checking deposits Money market and savings Time deposits Deposit Cost 2.66%

2.76% 2.48% 2.43% 2.49% 3.34% 2.46% 3.29% 2.53% 3.29% Q3

2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Deposit Cost (1) Interest

-Bearing Deposit cost Commentary Average deposits increased

$166.4 million or 28.8% annualized compared to the prior quarter and increased $379.5 million or 18.3% compared to the third quarter

2024. DDA average balance decreased $10.6 million compared

to prior quarter. DDAs comprised 23.2% of total deposits for the third quarter 2025. Interest-bearing deposit costs remained at 3.29%

compared to prior quarter and decreased 47 bps compared to the third quarter

2024. Total deposit cost increased 7 bps compared to prior quarter,

primarily due to the decrease in DDA balance. 16

LIQUIDITY EOP for Balance Sheet amounts Total Liquidity 28% 26%

26% 27% 31% 15% 16% 13% 11% 13% On Balance Sheet

Liquid Assets Total Liquidity Liquid Assets: On-Balance Sheet Liquidity

/ Total Assets Total Liquidity: Total Liquidity / Total

Assets Sources of Liquidity (in millions) 9/30/2025 On

Balance Sheet Liquidity Cash $7 Due from banks $46 Investment securities unpledged $297 Total on balance sheet liquidity (Liquid

Assets) $350 Off Balance Sheet Liquidity FHLB excess capacity

$330 Federal Reserve Discount Window $34 Fed Fund Lines

$145 Total off balance sheet liquidity $509 Total Liquidity

$859 Commentary We believe we are well positioned

to weather the current economic environment. We have ample

sources of liquidity, both on and off-balance sheet. Continued

growth of both deposits and loans maintained an average

loan-to-deposit of approximately 88.5% over for the past three quarters.

Loan-to-Deposit Ratio 90.8% 90.7% 88.2% 90.5% 86.8% Liquidity

calculation excludes vault cash reserves 17

LOAN PORTFOLIO Total Loans (AVG) In millions

6.32% 6.25% 6.17% 6.23% 6.21% $1,878 $1,959 $1,987 $2,057

$2,099 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Loans Loan

Yields Gross Total Loans (EOP) (1) $1,928 $1,965 $2,029

$2,106 $2,125 $199 $198 $219 $218 $208 $104 $82 $103 $110

$105 $247 $258 $256 $264 $269 $283 $298 $301 $307 $317 $1,095

$1,128 $1,150 $1,207 $1,226 Q3 2024 Q4 2024 Q1 2025 Q2 2025

Q3 2025 Commercial real estate Residential real estate Commercial and industrial Correspondent banks Consumer and other Commentary

Average loans increased $41.6 million or 8.0% annualized

compared to prior quarter and $220.8 million or 11.8% compared to third quarter 2024. Loan yield declined slightly to 6.21% in

Q3 2025, driven by the payoff of consumer yacht loans during the quarter. Excluding the effect of consumer yacht loans payoffs,

yield on loans was 6.25%. (1) Excludes deferred fees/cost.

LOAN PRODUCTION Net Loan Production Trend In millions,

except for ratios 7.75% 7.14% 6.67% 7.12% 6.43% $157 $95 $161

$123 $182 $119 $187 $110 $132 $113 Q3 2024 Q4

2024 Q1 2025 Q2 2025 Q3 2025 Loan Production/Line changes

Loan amortization/payoffs New loans weighted average coupon

Loan Composition Trend EOP (1) In millions, except for ratios $948

$2,125 28% 15% 63% 58% 9% 27% Jun-20 Sep-25 Residential

real estate Commerical real estate Real estate Loans Commercial and industrial, correspondent banks, and Consumer and other

(1) Excludes deferred fees/cost. Commentary $501.0 million in gross loan production for year-to-date 2025. 59% of Q3 2025 loan production closed in September; full impact on interest income is expected to be realized in the fourth quarter 2025. The weighted average coupon on new loans was 6.43% for the third quarter of 2025, 22 bps above the portfolio weighted average yield. Continued loan composition shift from real estate loans to non-CRE loans further diversifies our loan portfolio. 19

NET INTEREST MARGIN Net Interest Income/Margin (1) In thousands

(except ratios) 3.03% 3.16% 3.10% 3.28% 3.14% $18,109 $19,358

$19,115 $21,034 $21,274 Q3 2024 Q4 2024 Q1 2025 Q2 2025

Q3 2025 Net Interest Income NIM Interest-Earning Assets

Mix (AVG) 3% 2% 3% 2% 4% 18% 18% 17% 18% 18%

79% 80% 80% 80% 78% Q3 2024 Q4 2024 Q1 2025 Q2 2025

Q3 2025 Total Loans Investment Securities Cash Balances

& Equivalents Commentary Net interest income increased

$240 thousand or 4.5% annualized compared to prior quarter and increased

$3.2 million or 17.5% compared to third quarter 2024. NIM was impacted by a shift in interest-earning assets mix, with higher cash balances and lower loan production. Additionally, interest-bearing liabilities increased at a faster rate than interest-earning assets, contributing to margin pressure. Interest Rates and Yields Q3 2024

Q4 2024 Q1 2025 Q2 2025 Q3 2025 Loans 6.32% 6.25% 6.17%

6.23% 6.21% Investment securities 2.61% 2.63% 2.81% 3.06% 3.03%

Interest-earning assets 5.61% 5.57% 5.51% 5.64% 5.56%

Deposits (2) 2.66% 2.48% 2.49% 2.46% 2.53% Interest bearing

liabilities 3.79% 3.47% 3.37% 3.32% 3.34% (1) Annualized.

(2) Reflects effects of non-interest-bearing deposits. 20

INTEREST RATE SENSITIVITY Loan Portfolio Repricing

Profile By Rate Type Hybrid ARM 2% Fixed Rate 38% Variable

Rate 60% 32% 9% 59% Prime CMT SOFR Loan Repricing Schedule

Variable/Hybrid Rate Loans 22% 47% 18% 13% 0-1 yrs. 1-2

yrs. 2-3 yrs. >3 yrs. Static NII Simulation year 1 & 2 3.5%

-100 +100 -2.9% -100 -0.3% 0.04% +100 Net Interest Income change from base ($ in thousands and % change) 21

SECURITIES PORTFOLIO EOP for Balance Sheet amounts, in

millions Portfolio Composition CMO MBS CMBS SBA Agency Municipalities

Corporate Bank Subordinated Debt 5% 4% 2% 4% 28% 19% 32% 6%

Securities Portfolio Key Metrics Metrics as of 09/30/2025 Securities

portfolio $ 480.5 AFS as % of portfolio 67% HTM as % of portfolio

33% Qtr. weighted avg. port. yield 3.03% Average

life 6.4 Modified duration 5.1 Commentary Securities portfolio totaled

$480.5 million; 67% of the portfolio is classified as AFS, while 33%

is classified as HTM. The modified duration is 5.1 and the average life is 6.4 years. Duration has increased because we have purchased longer-duration bonds to protect the balance sheet from expected lower interest rates. We expect to receive $14.4 million from the securities portfolio for the remainder of 2025, at current rates; these cashflows will support loan growth and/or deposit volatility. If rates drop 100 bps, we expect to receive $16.4 million. 79% of the portfolio is invested in agency mortgage-backed securities, boosting liquidity.

Estimated Short Term Cashflows -100 Base +100 Q4 2025

$16.4 $14.4 $14.0 2026 $76.4 $62.7 $58.6 2027 $58.9 $53.2 $49.3

Total Cashflow $151.7 $130.3 $121.9 Total Cashflow / Total

Portfolio 31.57% 27.12% 25.40% 22

ASSET QUALITY Allowance for Credit Losses In thousands (except ratios) 1.19% 1.22% 1.22% 1.18% 1.17% $23,067 $24,070 $24,740 $24,933

$24,964 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Allowance

for Credit losses ACL/Total Loans Non-performing loans In thousands

(except ratios) 0.14% 0.14% 0.20% 0.06% 0.06% $2,725 $2,707

$4,156 $1,366 $1,310 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025

Non-accrual loans Non-performing loans total loans Commentary

Allowance for credit losses increased $31 thousand compared

to prior quarter and $1.9 million compared to third quarter 2024.

0.36% 0.37% 0.44% 0.27% 0.22% Q3 2024 Q4 2024 Q1 2025 Q2

2025 Q3 2025 ACL coverage ratio decreased 1 bps to 1.17% compared to prior quarter due to slight decrease in expected loss rates and the payoff of an individually reserved loan during the quarter.

Classified Loans (1) to Total Loans (1) Loans classified as substandar

d

at period end. No loans classified doubtful at any of the dates presented.

LOAN PORTFOLIO MIX

Loan Portfolio Mix [1]



Residential real estate
CRE - Owner occupied
CRE - Non-owner occupied
Commercial and industrial
Correspondent banks
Consumer and other
15%
9%
48%
13%
5%
10%

$2,125 MM [1]

CRE Loan Mix



Other
2%
Land/Construction
7%
Hotels
10%
Warehouse
10%
Office
10%
CRE - Owner Occupied
16%[2]
Multifamily
19%
Retail
26%
$1,226MM

As of 9/30/25

(1) Excludes deferred fees/cost

(2) Includes loan types: office, warehouse, retail, and other

Commentary

Total loan balance at quarter end was $2,125 million [1].

Commercial Real Estate (owner occupied and non-owner occupied) was 57.7% or $1,226 million of the total loan portfolio[1].

CRE mix is diversified and granular. Retail non-owner occupied makes up 26% of total CRE or $321.6 million.

CRE Loan Portfolio (non-owner occupied and owner occupied)

Loan Type	Outstanding Balance (1)	Weighted Average LTV (2)	Weighted Average DSCR (3)	Average Loan Size (1)
Retail	$342	55%	1.53	$3.0
Multifamily	$237	57%	1.31	$1.8
Office	$187	54%	1.91	$1.6
Warehouse	$185	55%	1.62	$1.6
Hotel	$121	57%	2.12	$4.5
Other	$74	56%	2.01	$1.6
Land/Construction	$80	51%	NA	$3.5

(1) Balance in millions. Excludes deferred fees/cost.

(2) LTV - Loan to value ratio.

(3) DSCR - Debt service coverage ratio.

24

NON-INTEREST INCOME In thousands (except ratios) Q3 2025 Q2

2025 Q1 2025 Q4 2024 Q3 2024 Total service fees

$2,661 $ 2,402 $2,331 $2,667 $2,544 Wire fees $647 $604 $570 $587

$563 Swap fees $790 $428 $93 $1,076 $1,285 Other $1,224 $1,370

$1,668 $1,004 $696 Loss on sale of securities available for

sale ($28) - - - - Gain on sale of loans held for sale $128 $151 $525

$154 $109 Other income $923 $817 $860 $806 $785 Total

non-interest income $3,684 $3,370 $3,716 $3,627 $3,438 Average total assets $2,798,115 $2,677,198 $2,606,593 $2,544,592 $2,485,434

Non-interest income/Average assets (1) 0.52% 0.50% 0.58%

0.57% 0.55% Commentary Non-interest income increased $314

thousand compared to prior quarter, primarily due to increase in SWAP fees. Gain on sale of SBA 7a loans represented $128

thousand for the third quarter 2025. Non-interest income was 14.8%

of total revenue for third quarter 2025 and 0.52% to average assets. (1) Annualized. 25

NON-INTEREST EXPENSE In thousands (except ratios)rr Q3 2025

Q2 2025 Q1 2025 Q4 2024 Q3 2024 Salaries and employee

benefits $7,909 $7,954 $7,636 $7,930 $7,200 Occupancy 1,382 1,337

1,284 1,337 1,341 Regulatory assessments and fees 377 396

421 405 452 Consulting and legal fees 585 263 193 552 161 Network and information technology services 656 564 505 494

513 Other operating expense 2,139 2,120 2,013 2,136 1,787 Total non-interest expense $13,048 $12,634 $12,052 $12,854 $11,454

Efficiency ratio 52.28% 51.77% 52.79% 55.92% 53.16% Non-interest expense/Average assets (1) 1.85% 1.89% 1.88% 2.01% 1.83%

Full-time equivalent employees 206 203 201 199 198 Commentary

Salaries and employee benefits decreased slightly quarter-over-quarter,

but increased by $709 thousand year-over-year, primarily due to increase in FTEs and higher restricted stock award expense. Consulting and legal fees increased $322 thousand compared to the prior quarter.

This includes $92 thousand related to the S-3 filing and $96 thousand due to the administration expense related to the interest rate collars. Efficiency ratio remained below 53% for the third consecutive quarter, while non-interest expense to average assets was stable at

1.85%, consistent with recent quarters. (1) Annualized. 26

CAPITAL Capital Ratios Leverage Ratio TCE/TA (2) Tier

1 Risk-Based Capital Total Risk-Based Capital AOCI In

Millions Q3 2025 8.47% 7.55% 11.17% 14.20% ($37.8) Q2

2025 9.72% 8.52% 12.52% 13.73% ($41.8) Q3 2024 9.34% 8.54%

12.01% 13.22% ($38.0) Well-Capitalized 5.00% NA

8.00% 10.00% Commentary In August 2025, the Company issued an aggregate of $40.0 million in subordinated notes; the majority of proceeds were used to repurchase 2.0 million shares of the Company’s

Class A common stock or approximately 10% of shares outstanding.

The Company paid in September 2025 a cash dividend of $0.10

per share on the Company’s Class A common stock; the

aggregate distributed dividend amount was $2.0 million. Q3 2025

EOP common stock shares outstanding: 18,107,385. (1) Reflects the Company's regulatory capital ratios which are provided for informational purposes only; as a small bank holding company, the

Company is not subject to regulatory capital requirements. (2)

Non-GAAP financial measures. See reconciliation in this presentation.

TAKEAWAYS 1. Leading franchise located

in one of the most attractive banking markets in U.S. 2. Scarcity value in the Miami MSA 3. Robust capital position with regulatory ratios well in excess of “well capitalized” threshold 4. Low risk, commercially oriented loan portfolio 5. Demonstrated profitability profile since

2015 recap further improved by current management team 6. Strong asset quality – minimal charge-offs experienced since 2015 recap

7. Attractive deposit base driven by steady growth in specialized verticals

8. Balanced liquidity profile with a 87% loan/deposit ratio (EOP) 28

APPENDIX – RISK MANAGEMENT Risk Management Philosophy and

Culture Management has instilled a culture of adherence

to well-developed risk management procedures. Management is responsible for day-to-day risk management (identifying, evaluating, and addressin

g

existing and potential risks that may exist at the enterprise, strategic,

financial, operational, compliance and reporting levels). The risk management and compliance division consists of twenty-two professionals covering enterprise risk management, cybersecurity,

third-party risk, bank secrecy, consumer compliance, regulatory,

corporate, and legal affairs. The division plays an active

role in assessing corporate risks, compliance and collaborating with management to mitigate identified risks. Heightened focus on BSA / AML

/ KYC compliance due to foreign exposure. Individual country loan exposure limited to between 0% - 70% of total capital based on individual country risk. Correspondent banking services

offered exclusively to institutions in countries meeting U.S. Century’s robust risk tolerance framework. Highly experienced

compliance team with international compliance experience

from larger banking institutions. The audit and risk committee of the board of directors consists of four members responsible for complete oversight of Company’s risk management, compliance, and internal

controls: Ramon Rodriguez (Chair), Bernardo Fernandez,

Ramón Abadin and Maria Alonso. Credit Philosophy Conservative

credit culture that encourages prudent and desirable loans over unchecked growth. Underwriting strength stems from deep understanding

of U.S. Century’s market, long-standing relationships with

clients, and a disciplined underwriting and credit review process.

Focused on maintaining a well-diversified and conservative loan portfolio. Robust Credit Administration Underwriting group supported by experienced
credit officers with both credit analysis and lending experience.

Effective and independent loan review. Credit Committee meetings conduct in-depth loan portfolio monitoring, including concentration limits. Active monitoring and reporting on existing or emerging concentrations and targeted reviews of any higher risk portfolios.

7

APPENDIX – TECHNOLOGY SUPPORT

Year				
2016	FIS — Paperless Account Opening, January '16 – April '16	eTran — International Letter Of Credit, April '16 – July '16	BNControl — Reporting Database, May '16 – September '16	FIS — EMV Debit Cards, August '16 – October '16
2017	CardOnce — Instant Issue Debit Card, October '16 – March '17	FIS — Cash Management Portal, August '16 – March '17	Ocean Systems — Fedlink Anywhere, April '17 – September '17	
2018	Network In-housing, January '18 – September '18	Secureworks — Secureworks MSSP, January '18 – May '18	Microsoft — OFFICE 365, February '18 – September '18	
2019	FIS — Horizon Core Conversion, September '18 – September '19	Zelle — Zelle P2P, June '19 – November '19	NCR — Image Deposit ATM, March '19 – December '19	
2020	banktel — Accounts Payable, November '19 – January '20	Microsoft — Collaboration Applications, February '20 – March '20	Numerated — PPP Loan Origination System, May '20 – June '20	
2021	Lenders Cooperative — Summit PPP Loan Origination, January '21 – February '21	NCR — Treasury Management Platform, November '20 – October '21	Cohesity — Immutable backup solution, Jan '21 – June '21	abrigo — CECL and ALLL Application, June '21 – December '21

Continued next slide

30

APPENDIX – TECHNOLOGY SUPPORT

Year				
2022	MANTL Remote Account Opening *October '21 – March '22*	Secureworks MXDR platform *Feb '22 – July 22'*	Ring Central call reporting *October '22 – March '23*	
2023	abrigo Loan origination system *June '22 – May '23*	FedNow FED Now payments *January '23 – October '23*		
2024	pidgin Pidgin real time payments *January '23 – October '23*	Check fraud application		
2025 - 2026	CRM system	Zelle Zelle for Small Business	Financial reporting application	Microsoft CoPilot GenAI
	ACH Positive Pay/ACH Alert	Account analysis solution	Siem Solution	Power Automate front end automation
	Commercial Account Opening	PBX (SaaS) – Teams Calling *November '23– April '25*	Wire fraud application	Ascent LOS front end
	Cloud (Iaas) for DR environment *July '23 – May '25*	Perplexity Pro AI (Enterprise)	AFS/True ACH	

31

APPENDIX – NON-GAAP RECONCILIATION

In thousands (except ratios)

		As of or For the Three Months Ended				
		9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Pre-tax pre-provision ("PTPP") income:	(1)					
Net income		$ 8,939	$ 8,140	$ 7,658	$ 6,904	$ 6,949
Plus: Income tax expense		2,866	2,599	2,440	2,197	2,213
Plus: Provision for credit losses		105	1,031	681	1,030	931
PTPP income		$ 11,910	$ 11,770	$ 10,779	$ 10,131	$ 10,093
PTPP return on average assets:	(1)					
PTPP income		$ 11,910	$ 11,770	$ 10,779	$ 10,131	$ 10,093
Average assets		$ 2,798,115	$ 2,677,198	$ 2,606,593	$ 2,544,592	$ 2,485,434
PTPP return on average assets	(2)	1.69%	1.76%	1.68%	1.58%	1.62%
Operating net income:	(1)					
Net income		$ 8,939	$ 8,140	$ 7,658	$ 6,904	$ 6,949
Less: Net losses on sale of securities		(28)	-	-	-	-
Less: Tax effect on sale of securities		7	-	-	-	-
Operating net income		$ 8,960	$ 8,140	$ 7,658	$ 6,904	$ 6,949
Operating PTPP income:	(1)					
PTPP income		$ 11,910	$ 11,770	$ 10,779	$ 10,131	$ 10,093
Less: Net losses on sale of securities		(28)	-	-	-	-
Operating PTPP income		$ 11,938	$ 11,770	$ 10,779	$ 10,131	$ 10,093
Operating PTPP return on average assets:	(1)					
Operating PTPP income		$ 11,938	$ 11,770	$ 10,779	$ 10,131	$ 10,093
Average assets		$ 2,798,115	$ 2,677,198	$ 2,606,593	$ 2,544,592	$ 2,485,434
Operating PTPP return on average assets	(2)	1.69%	1.76%	1.68%	1.58%	1.62%
Operating return on average assets:	(1)					
Operating net income		$ 8,960	$ 8,140	$ 7,658	$ 6,904	$ 6,949
Average assets		$ 2,798,115	$ 2,677,198	$ 2,606,593	$ 2,544,592	$ 2,485,434
Operating return on average assets	(2)	1.27%	1.22%	1.19%	1.08%	1.11%
Operating return on average equity:	(1)					
Operating net income		$ 8,960	$ 8,140	$ 7,658	$ 6,904	$ 6,949
Average equity		$ 225,316	$ 228,492	$ 219,505	$ 215,715	$ 206,641
Operating return on average equity	(2)	15.78%	14.29%	14.15%	12.73%	13.38%
Operating Revenue:	(1)					
Net interest income		$ 21,274	$ 21,034	$ 19,115	$ 19,358	$ 18,109
Non-interest income		3,684	3,370	3,716	3,627	3,438
Less: Net losses on sale of securities		(28)	-	-	-	-
Operating revenue		$ 24,986	$ 24,404	$ 22,831	$ 22,985	$ 21,547
Operating Efficiency Ratio:	(1)					
Total non-interest expense		$ 13,048	$ 12,634	$ 12,052	$ 12,854	$ 11,454
Operating revenue		$ 24,986	$ 24,404	$ 22,831	$ 22,985	$ 21,547
Operating efficiency ratio		52.22%	51.77%	52.79%	55.92%	53.16%

(1) The Company believes these non-GAAP measurements are key indicators of the ongoing earnings power of the Company.

(2) Annualized.

32

APPENDIX – NON-GAAP RECONCILIATION

In thousands (except ratios and share data)

		As of or For the Three Months Ended				
		9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Tangible book value per common share (at period-end):	(1)					
Total stockholders' equity		$ 209,095	$ 231,583	$ 225,088	$ 215,388	$ 213,916
Less: Intangible assets		-	-	-	-	-
Tangible stockholders' equity		$ 209,095	$ 231,583	$ 225,088	$ 215,388	$ 213,916
Total shares issued and outstanding (at period-end):						
Total common shares issued and outstanding		18,107,385	20,078,385	20,048,385	19,924,632	19,620,632
Tangible book value per common share	(2)	$ 11.55	$ 11.53	$ 11.23	$ 10.81	$ 10.90
Operating diluted net income per common share:	(1)					
Operating net income		$ 8,960	$ 8,140	$ 7,658	$ 6,904	$ 6,949
Total weighted average diluted shares of common stock		19,755,820	20,295,794	20,319,535	20,183,731	19,825,211
Operating diluted net income per common share:		$ 0.45	$ 0.40	$ 0.38	$ 0.34	$ 0.35
Tangible Common Equity/Tangible Assets	(1)					
Tangible stockholders' equity		$ 209,095	$ 231,583	$ 225,088	$ 215,388	$ 213,916
Tangible total assets	(3)	$ 2,767,945	$ 2,719,474	$ 2,677,382	$ 2,581,216	$ 2,503,954
Tangible Common Equity/Tangible Assets		7.55%	8.52%	8.41%	8.34%	8.54%

(1) The Company believes these non-GAAP measurements are key indicators of the ongoing earnings power of the Company.

(2) Excludes the dilutive effect, if any, of shares of common stock issuable upon exercise of outstanding stock options.

(3) Since the Company has no intangible assets, tangible stockholders' equity and tangible total assets are the same amounts as stockholders' equity and total assets, respectively, as calculated under GAAP.

33

CONTACT INFORMATION LOU DE LA AGUILERA

Chairman, President & CEO (305) 715-5186 laguilera@uscentury.com

ROB ANDERSON EVP, Chief Financial Officer (305)

715-5393 rob.anderson@uscentury.com INVESTOR RELATIONS

InvestorRelations@uscentury.com 34